UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2005

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5795 Lindero Canyon Road Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Director Compensation

At a meeting of the Board of Directors of Guitar Center, Inc. (the “Company”) held on November 11, 2005, the Board of Directors adopted an amendment to the Company’s policy on compensation of non-employee directors. The amendment was recommended to the Board of Directors by the nominating and corporate governance committee and was based on the recommendation of the compensation committee and that committee’s outside independent compensation consultant.

The material terms of the amendment include:
	•	The amount each non-employee director receives in connection with attendance at each board meeting has increased from $2,500 to $3,500.
	•	The amount each non-employee director receives in connection with attendance at each telephonic board meeting has increased from $1,250 to $1,750.
	•	The amount that each non-employee director serving on a committee receives in connection with attendance at each committee meeting has increased from $1,250 to $1,500.
	•	The additional annual amount that the chair of the compensation committee and the nominating and corporate governance committee receives has increased from $5,000 to $10,000.
	•	The additional annual amount that the chair of the audit committee receives has increased from $10,000 to $15,000.
•

The lead director appointed by the Board of Directors (currently George Mrkonic) receives an additional annual amount of $20,000, where no additional annual amount previously was received by the lead director (the lead director is not eligible for other committee chair retainers).

•

The aggregate value on the date of grant of the annual grant of equity incentive that non-employee directors receive has increased from $70,000 to $125,000, and the form of equity incentive has changed from shares of restricted stock to deferred stock units. In addition, the time-based vesting of each grant has decreased to 33 1/3% per year starting on the first anniversary of the date of grant until the third anniversary of the date of grant from 25% per year starting on the first anniversary of the date of grant until the fourth anniversary of the date of grant. Further, the Board of Directors has adopted stock ownership guidelines for directors that are set at three times the annual equity incentive award, to be met within five years after initial election to the Board of Directors.

The amendment described above relating to meeting fees became effective on November 11, 2005. The increases in annual cash retainers and annual equity incentives will become effective in conjunction with the election of directors at the annual meeting.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 At a meeting of the Board of Directors of the Company held on November 11, 2005, Bobby Martin was elected to Board of Directors. Mr. Martin’s election filled an existing vacancy on the Board of Directors. At the meeting, Mr. Martin also was appointed to serve on the compensation committee.

The audit committee presently is comprised of George Mrkonic, Kenneth Reiss (Chairman) and Walter Rossi. The compensation committee is comprised of Larry Livingston, Bobby Martin and Peter Starrett (Chairman). The nominating and corporate governance committee is comprised of Pat MacMillan, George Mrkonic (Chairman), Kenneth Reiss and Peter Starrett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: November 16, 2005
	By:	/s/ Bruce Ross
Bruce Ross, Executive Vice President and Chief Financial Officer